ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: www.nvsos.gov

Articles of Exchange

(PURSUANT TO NRS 92A.200)

Page 1

Filed in the office of	Document Number 20090320422-84
Ross Miller Secretary of State State of Nevada	Filing Date and Time 04/03/2009 1:30 PM
	Entity Number E0036992009-2

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Articles of Exchange
(Pursuant to NRS Chapter 92A - excluding 92A.200(4b))

Name and jurisdiction of organization of each constituent entity (NRS 92A.200). If there are more than two constituent entities, check box ☐ and attach an 8 1/2" x 11" blank sheet listing the entities continued from article one.

Home Touch Limited
Name of *acquired* entity

Hong Kong China
Jurisdiction

Corporation
Entity type *

and,

Home Touch Holding Company
Name of *acquiring* entity

Nevada
Jurisdiction

Corporation
Entity type *

2) The undersigned declares that a plan of exchange has been adopted by each constituent entity (NRS 92A.200).

Corporation, non-profit corporation, limited partnership, limited-liability limited partnership, limited-liability company or

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ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: www.nvsos.gov

Articles of Exchange

(PURSUANT TO NRS 92A.200)

Page 4

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

5) Effective date (optional)*:

6) Signatures - Must be signed by: An officer of each Nevada corporation; All general partners of each Nevada limited partnership; All general partners of each Nevada limited-liability limited partnership; A manager of each Nevada limited-liability company with managers or a member if there are no managers; A trustee of each Nevada business trust (NRS 92A.230):**

If there are more than two constituent entities, please check box and attach an 8 1/2" x 11" ☐ blank sheet listing the entities continued from article six.

Name of acquired entity

X (signature) — President — 4/2/08

Signature — Title — Date

Name of acquiring entity

X (signature) — President — 4/2/08

Signature — Title — Date

* An exchange takes effect upon filing the articles of exchange or upon a later date as specified in the articles, which must not be more than 90 days after the articles are filed (NRS 92A.240).